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                                                                  Exhibit 2.3

        SECOND AMENDMENT TO LONGO CONSTRUCTION STOCK PURCHASE AGREEMENT


    SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT dated as of 0ctober 31, 1997 (the "Second Amendment"), by and among Robert J. Longo (the "Seller"), Compost America Holding Company, Inc. (the "Purchaser") and R. J. Longo Construction Co., Inc. (the "Corporation") amending and supplementing that certain Stock Purchase Agreement dated as of September 17, 1997, as amended by that certain First Amendment to Stock Purchase Agreement dated as of September 30, 1997 (collectively, the "Original Agreement") by and among the Seller, the Purchaser and the Corporation. Terms defined in the Original Agreement are used herein as therein defined unless otherwise defined herein.

                                     WITNESSETH:

    WHEREAS, the Seller, the Purchaser and the Corporation previously entered into the Original Agreement and now wish to amend certain provisions of the Original Agreement in order to facilitate in an orderly fashion the consummation of the purchase of the Seller's common stock of the Corporation identified in the Original Agreement (the "Stock").

    NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations and warranties contained in this Second Amendment and intending to be legally bound hereby, the parties hereto agree as follows:

    1. The Seller agrees that the Closing Date set forth in Section 1.04 of the Original Agreement shall be extended to a date that is on or before November 3, 1997, as determined by the Purchaser. The Seller further agrees that the Standstill Period defined in Section 5.03 of the Original Agreement is extended until the earlier to occur of (i) the Closing Date, or (ii) the close of business on November 3, 1997.

    2. Except as amended and supplemented by this Second Amendment, the Original Agreement is ratified and confirmed in all respects.

    IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the date and year first above written.


                        -------------------------
                        Robert J. Longo

                        R. J. Longo Construction Co., Inc.


                        By:
                           ----------------------

                        Compost America Holding Company, Inc.


                        By:
                           ----------------------